Exhibit 99.1

CV Sciences, Inc. Reports Third Quarter 2024 Financial Results

San Diego, CA - November 14, 2024 (GLOBE NEWSWIRE) - CV Sciences, Inc. (OTCQB:CVSI) (the “Company”, “CV Sciences”, “our”, “us” or “we”), a preeminent consumer wellness company specializing in hemp extracts and other proven science-backed, natural ingredients and products, today announced its financial results for the quarter ended September 30, 2024.

Third Quarter 2024 and Recent Financial and Operating Highlights

•
Generated revenue of $3.9 million for third quarter 2024 compared to $4.1 million for the third quarter 2023 and $4.0 million for the second quarter 2024;
•
Recognized gross margin of 46.0% for third quarter 2024 compared to 45.1% for the third quarter 2023 and 47.0% for the second quarter 2024;
•
Cash balance of $1.0 million at quarter end compared to $1.3 million at the end of 2023;
•
Launched +PlusHLTH™, an all-new line of cannabinoid-free supplements delivering targeted formulations for optimized health, improved performance and increased vitality. Launched in Q3 and free of cannabinoids, our initial collection of +PlusHLTH™ innovative supplements includes: CLARITY, a cognitive enhancer, PEACE, for help with occasional stress, and RESHAPE, for metabolism support;
•
Further established number one position as top-selling hemp extract brand in the natural product retail sales channel, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry;
•
Created additional opportunities for incremental growth by launching additional pet chews for hip and joint health and calming care chews;
•
Entered into a financing with Streeterville for net proceeds of $0.9 million; and
•
Recognized an adjusted EBITDA loss of $75,000 for the third quarter 2024, close to achieving operating cash flow break-even.

“We are pleased with our third 2024 results. Revenues for our core business remained stable around the $4 million range during the third quarter 2024 despite a challenging environment. With our recent acquisitions and new product innovations, we believe that we are nicely positioned to grow our revenue in 2025. Our gross margins have improved throughout 2024 compared to previous years and we anticipate making further gross margin improvements in 2025,” stated Joseph Dowling, Chief Executive Officer of CV Sciences. “Our third quarter 2024 progress demonstrates our continuous commitment to innovation and cost-efficient execution as we move closer to profitability and positive cash flow. We look forward to organically grow our business and pursue additional M&A opportunities in the near future to improve our top-line revenue, profitability and shareholder value.”

Operating Results - Third Quarter 2024 Compared to Third Quarter 2023

Sales for third quarter 2024 were $3.9 million, down 5% compared to the third quarter 2023. The decline was mostly due to lower B2B sales by 9%. B2B sales were mostly impacted by the patchwork of state regulations for CBD. The total number of units sold during the third quarter 2024 decreased by 7.9% and slightly lower average sales prices per unit of 0.5%. We generated an operating loss of $0.3 million in the third quarter 2024, compared to an operating loss of $0.4 million in the third quarter 2023. The improvement is mostly due to higher gross margins and reduced operating expenses. The Company had negative adjusted EBITDA of $75,000 for the third quarter 2024 compared to $0.4 million in the third quarter of 2023.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss these results today at 10:00 am EDT/7:00 am PDT. The webcast of the conference call will be available on the Investor Relations section of the Company's website at https://ir.cvsciences.com/news-events or directly at

https://viavid.webcasts.com/starthere.jsp?ei=1695466&tp_key=e08c31edf2. Investors interested in participating in the live call can also dial (877) 407-0784 from the U.S. or international callers can dial (201) 689-8560. A telephone replay will be available approximately three hours after the call concludes, and will be available through Thursday, November 21, 2024, by dialing (844) 512-2921 from the U.S. or (412) 317-6671 from international locations, and entering confirmation code 13749925.

About CV Sciences, Inc.

CV Sciences, Inc. (OTCQB:CVSI) is a consumer wellness company specializing in nutraceuticals and plant-based foods. The Company's hemp extracts and other proven, science-backed, natural ingredients and products are sold through a range of sales channels from B2B to B2C. The Company's +PlusCBD™ branded products are sold at select retail locations throughout the U.S. and are the top-selling brands of hemp extracts in the natural products market, according to SPINS, the leading provider of syndicated data and insights for the natural, organic and specialty products industry. With a commitment to science, +PlusCBD™ product benefits in healthy people are supported by human clinical research data, in addition to three published clinical case studies available on PubMed.gov. +PlusCBD™ was the first hemp extract supplement brand to invest in the scientific evidence necessary to receive self-affirmed Generally Recognized as Safe (GRAS) status. The Company's Cultured FoodsTM brand provides a variety of 100% plant-based food products. Committed to crafting nutritious and flavorful alternatives, Cultured FoodsTM caters to individuals seeking vegan, gluten-free, or flexitarian options for a wholesome and satisfying culinary experience. In addition, the Company owns Elevated Softgels, a manufacturer of encapsulated softgels and tinctures for the supplement and nutrition industry. CV Sciences, Inc. has primary offices and facilities in San Diego, California, Grand Junction, Colorado, and Warsaw, Poland. The Company also operates a drug development program focused on developing and commercializing CBD-based novel therapeutics. Additional information is available from OTCMarkets.com or by visiting www.cvsciences.com.

Forward Looking Statements

This press release may contain certain forward-looking statements and information, as defined within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the Safe Harbor created by those sections. This material contains statements about expected future events and/or financial results that are forward-looking in nature and subject to risks and uncertainties. Such forward-looking statements by definition involve risk and uncertainties. CV Sciences does not undertake any obligation to publicly update any forward-looking statements, except as required by applicable law. As a result, investors should not place undue reliance on such forward-looking statements.

Contact Information

ir@cvsciences.com

CV SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Product sales, net	$3,865	$4,089	$11,821	$12,203
Cost of goods sold	2,087	2,246	6,330	6,860
Gross profit	1,778	1,843	5,491	5,343

Operating expenses:
Research and development	29	40	93	111
Selling, general and administrative	2,090	2,240	6,942	7,154
Benefit from reversal of accrued payroll taxes	—	—	—	(6,171)
Total operating expenses	2,119	2,280	7,035	1,094

Operating income (loss)	(341)	(437)	(1,544)	4,249

Other expense, net	115	10	118	275
Income (loss) before income taxes	(456)	(447)	(1,662)	3,974
Income tax expense	—	—	6	3
Net income (loss)	$(456)	$(447)	$(1,668)	$3,971

Weighted average common shares outstanding, basic and diluted	182,261	154,604	172,671	153,112
Net income (loss) per common share, basic and diluted	$(0.00)	$(0.00)	$(0.01)	$0.03

CV SCIENCES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(in thousands, except per share data)

	September 30, 2024	December 31, 2023
Assets
Current assets:
Cash	$979	$1,317
Accounts receivable, net	422	431
Inventory	5,020	5,655
Prepaid expenses and other	327	535
Total current assets	6,748	7,938

Property and equipment, net	490	379
Right of use assets	81	167
Intangibles, net	103	78
Goodwill	815	342
Other assets	154	296
Total assets	$8,391	$9,200

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$1,886	$2,309
Accrued expenses	3,422	3,422
Operating lease liability - current	92	130
Debt	743	254
Total current liabilities	6,143	6,115

Operating lease liability - net of current portion	—	58
Deferred tax liability	19	19
Other liabilities	38	105
Total liabilities	6,200	6,297

Commitments and contingencies

Stockholders' equity
Preferred stock, par value $0.0001; 10,000 shares authorized; 1 share issued as of September 30, 2024 and December 31, 2023; and no shares outstanding as of September 30, 2024 and December 31, 2023	—	—
Common stock, par value $0.0001; 790,000 shares authorized as of September 30, 2024 and December 31, 2023; 184,264 and 161,678 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	18	16
Additional paid-in capital	88,409	87,464
Accumulated deficit	(86,255)	(84,587)
Accumulated other comprehensive income	19	10
Total stockholders' equity	2,191	2,903

Total liabilities and stockholders' equity	$8,391	$9,200

CV SCIENCES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(in thousands)

	Nine months ended September 30,
	2024	2023
OPERATING ACTIVITIES
Net income (loss)	$(1,668)	$3,971
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation and amortization	220	176
Stock-based compensation	154	185
Amortization of debt discount	117	112
Amortization of right of use assets	86	80
Gain in fair value of contingent consideration liabilities	(188)	—
Benefit from reversal of accrued payroll tax	—	(6,171)
Other	236	368
Change in operating assets and liabilities:
Accounts receivable, net	19	103
Inventory	689	834
Prepaid expenses and other	208	2,778
Accounts payable and accrued expenses	(570)	(69)
Net cash flows provided by (used in) operating activities	(697)	2,367

INVESTING ACTIVITIES
Acquisition of business, net of cash acquired	(6)	—
Net cash flows used in investing activities	(6)	—

FINANCING ACTIVITIES
Proceeds from note payable	900	—
Debt issuance costs related to note payable	(5)	—
Repayment of note payable	(325)	(1,117)
Repayment of unsecured debt	(203)	(218)
Net cash flows provided by (used in) financing activities	367	(1,335)
Effect of exchange rate changes on cash	(2)	—
Net increase (decrease) in cash	(338)	1,032
Cash, beginning of period	1,317	611
Cash, end of period	$979	$1,643
Supplemental cash flow disclosures:
Interest paid	$6	$4
Income tax paid	$6	$—
Supplemental disclosure of non-cash transactions:
Services paid with common stock	$92	$100
Debt issuance cost for note payable	$(284)	$—
Working capital adjustment due from seller	$34	$—
Fair value of assets acquired, excluding cash	$341	$—
Goodwill on acquisition	365	—
Common stock consideration	(700)	—
Cash paid for acquisition	$6	$—

CV SCIENCES, INC.

NON-GAAP FINANCIAL MEASURES (UNAUDITED)

We prepare our consolidated financial statements in accordance with generally accepted accounting principles for the United States (GAAP). The non-GAAP financial measures, such as net income (loss) per share and Adjusted EBITDA included in this press release are different from those otherwise presented under GAAP. We use non-GAAP measures internally to evaluate our performance and make financial and operational decisions that are presented in a manner that adjusts from their equivalent GAAP measures or that supplement the information provided by our GAAP measures. The non-GAAP financial measures exclude non-cash compensation expense for stock options. When evaluating the performance of our business and developing short and long-term plans, we do not consider share-based compensation charges. Although share-based compensation is necessary to attract and retain quality employees, our consideration of share-based compensation places its primary emphasis on overall shareholder dilution rather than the accounting charges associated with such grants. Because of the varying availability of valuation methodologies and subjective assumptions, we believe that the exclusion of share-based compensation allows for more accurate comparison of our financial results to previous periods. In addition, we believe it useful to investors to understand the specific impact of the application of the fair value method of accounting for share-based compensation on our operating results.

Adjusted EBITDA is defined by us as EBITDA (net income (loss) plus depreciation, amortization, interest, and income tax expense, less interest income, further adjusted to exclude certain non-cash expenses and other adjustments as set forth below. We use Adjusted EBITDA because we believe it more clearly highlights trends in our business that may not otherwise be apparent when relying solely on GAAP financial measures, since Adjusted EBITDA eliminates from our results specific financial items that have less bearing on our core operating performance.

We use Adjusted EBITDA in communicating certain aspects of our results and performance, including in this press release, and believe that Adjusted EBITDA, when viewed in conjunction with our GAAP results and the accompanying reconciliation, can provide investors with greater transparency and a greater understanding of factors affecting our financial condition and results of operations than GAAP measures alone. In addition, we believe the presentation of Adjusted EBITDA is useful to investors in making period-to-period comparison of results because the adjustments to GAAP are not reflective of our core business performance.

A reconciliation from our GAAP net income (loss) to non-GAAP net loss for the three and nine months ended September 30, 2024 and 2023 is detailed below (in thousands, except per share data):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss) - GAAP	$(456)	$(447)	$(1,668)	$3,971
Stock-based compensation (1)	87	32	154	185
Professional fees associated with legal dispute (2)	80	—	773	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(6,171)
Note discount and interest expense (4)	115	—	118	112
Net loss - non-GAAP	$(174)	$(415)	$(623)	$(1,903)

Diluted EPS - GAAP	$(0.00)	$(0.00)	$(0.01)	$0.03
Stock-based compensation (1)	—	—	—	—
Professional fees associated with legal dispute (2)	—	—	0.01	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(0.04)
Note discount and interest expense (4)	—	—	—	—
Diluted EPS - non-GAAP	$(0.00)	$(0.00)	$(0.00)	$(0.01)

Shares used to calculate diluted EPS - GAAP and non-GAAP	182,261	154,604	172,671	153,112

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.
(4)
Represents amortization of OID/debt issuance costs and interest expense for notes payable.

A reconciliation from our net income (loss) to Adjusted EBITDA, a non-GAAP measure, for the three and nine months ended September 30, 2024 and 2023 is detailed below (in thousands):

	Three months ended September 30,		Nine months ended September 30,
	2024	2023	2024	2023
Net income (loss)	$(456)	$(447)	$(1,668)	$3,971
Depreciation expense	93	58	223	176
Amortization expense	6	—	15	—
Interest expense (income)	115	(4)	118	61
Income tax expense	—	—	6	3
EBITDA	(242)	(393)	(1,306)	4,211
Stock-based compensation (1)	87	32	154	185
Professional fees associated with legal dispute (2)	80	—	773	—
Benefit from reversal of accrued payroll tax (3)	—	—	—	(6,171)
Adjusted EBITDA	$(75)	$(361)	$(379)	$(1,775)

(1)
Represents stock-based compensation expense related to stock options awarded to employees and non-executive directors based on the grant date fair value using the Black-Scholes valuation model.
(2)
Represents legal and other professional expenses incurred during 2024 associated with the legal dispute with founder.
(3)
Represents benefit from reversal of accrued payroll tax associated with RSU release to founder in 2019.